UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
          [ ]  Preliminary Proxy Statement
          [ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               CAPITAL TRUST, INC.
 ...............................................................................
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1)       Title of each class of securities to which transaction applies:
                                                                                 ------
         2)       Aggregate number of securities to which transaction applies:
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         3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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         5) Total fee paid:
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1) Amount Previously Paid:
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         2) Form, Schedule or Registration Statement No.:
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         3) Filing Party:
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         4) Date Filed:
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



                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022


                                                                  April 30, 2003

Dear Stockholder:

         You are cordially invited to attend the 2003 annual meeting of stockholders of Capital Trust, Inc., which will be held at 10:00 a.m., local time, on Thursday, June 5, 2003, at the offices of Paul, Hastings, Janofsky
&Walker LLP, 75 East 55th Street, New York, New York 10022. The matters to be acted upon at the meeting are the election of directors, the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2003, and such other business as may properly come before the meeting, all as described in the attached notice of annual meeting of stockholders and proxy statement.

         It is important that your shares be represented at the meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

                                   Sincerely,

                                   /s/ SAMUEL ZELL

                                   Samuel Zell
                                   Chairman of the Board


                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the stockholders of Capital Trust, Inc.:

         Notice is hereby given that the 2003 annual meeting of stockholders (the "Annual Meeting") of Capital Trust, Inc., a Maryland corporation (the "Company"), will be held at 10:00 a.m., local time, on Thursday, June 5, 2003, at the offices of Paul, Hastings, Janofsky &Walker LLP, 75 East 55th Street, New York, New York 10022, for the following purposes:

         1. To elect eleven directors to serve until the Company's next annual meeting of stockholders and until such directors' successors have been elected and have qualified.

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The board of directors of the Company has fixed the close of business on April 28, 2003 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

         A proxy statement and a proxy solicited by the board of directors of the Company are enclosed herewith.

         To assure your representation at the Annual Meeting, please vote. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed prepaid envelope. This will help ensure that your vote is counted. If you fail to return your card, your vote will not be counted, unless you attend the meeting and vote in person. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the Annual Meeting.

                                     By Order of the Board of Directors,

                                     /s/ SAMUEL ZELL

                                         Samuel Zell
                                         Chairman of the Board


April 30, 2002

                               CAPITAL TRUST, INC.
                           410 Park Avenue, 14th Floor
                            New York, New York 10022

                              --------------------

                                 PROXY STATEMENT

                                       FOR

                       2003 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 5, 2003

                              --------------------



         This proxy statement is being furnished by and on behalf of the board of directors of Capital Trust, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the 2003 annual meeting of stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Thursday, June 5, 2003, at the offices of Paul, Hastings, Janofsky &Walker LLP, 75 East 55th Street, New York, New York 10022, and at any adjournment or postponement thereof.

         At the Annual Meeting, stockholders will be asked to

         o elect the following nominees (the "Nominees") as directors of the Company to serve until the Company's next annual meeting of stockholders and until such directors' successors are elected and have duly qualified: Samuel Zell, Jeffrey A. Altman, Thomas E. Dobrowski, Martin L. Edelman, Gary R. Garrabrant, Craig M. Hatkoff, John R. Klopp, Henry N. Nassau, Sheli Z. Rosenberg, Steven Roth and Lynne B. Sagalyn ("Proposal 1"),

         o ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 ("Proposal 2"), and

         o transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The principal offices of the Company are located at 410 Park Avenue, 14th Floor, New York, New York 10022 and the Company's telephone number is (212) 655-0220.

         The Company effected a one (1) for three (3) reverse stock split of its outstanding shares of class A common stock, par value $.01 per share (the "Class A Common Stock"), effective April 2, 2003. Where a number of shares of Class A Common Stock outstanding or issuable upon exercise of outstanding stock options or the per share Class A Common Stock trading market or option exercise price is set forth in this proxy statement for a date or period prior to the effective date of the reverse stock split, that number of shares of Class A Common Stock or per share prices has been proportionately adjusted as if the one (1) for three (3) reverse stock split had been in effect on that prior date or during that prior period.

         This proxy statement and the enclosed proxy card are being sent to stockholders on or about April 30, 2003.

Voting Rights; Record Date

         Only holders of record of shares of the Class A Common Stock at the close of business on April 28, 2003 (the "Record Date") are entitled to notice of and may vote at the Annual Meeting. On the Record Date, there were issued and outstanding 5,425,678 shares of Class A Common Stock, each of which is entitled to one vote on the matters presented for stockholder action at the Annual Meeting.

         The enclosed proxy provides a means for a stockholder to vote for the election of all Nominees as directors or to withhold the authority to vote for the election of one or more nominees and to vote for the ratification of the appointment of Ernst & Young LLP as independent auditors for 2003 or abstain from voting on such matter. With respect to each of the two proposals expected to be presented for a vote of stockholders, the presence, in person or by duly executed proxy, of the holders of a majority in voting power of the outstanding shares of Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions or votes withheld will not be counted as votes cast and will have no effect on the result of the vote on both proposals, although they will count toward the presence of a quorum.

         The election of each of the Nominees requires a plurality of the votes cast at the Annual Meeting. The ratification of the appointment of Ernst & Young LLP as independent auditors requires a majority of the votes cast at the Annual Meeting.

         The Company's officers and directors and stockholders indirectly controlled by trusts for the benefit of the family of Samuel Zell, the Company's chairman of the board, collectively own or control the vote over 2,568,388 shares of Class A Common Stock (approximately 47.3% of the 5,425,678 shares of Class A Common Stock outstanding as of the Record Date) and have advised the Company that they intend to vote for (1) the election as a director of the Company of each of the Nominees, and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2003.

Voting of Proxies; Revocation

         All duly executed proxies received by the Company in time for the Annual Meeting will be voted in accordance with the instructions given therein by the person executing the proxy. In the absence of instructions, duly executed proxies will be voted FOR the election of each of the Nominees as a director, and the ratification of the appointment of Ernst & Young LLP as independent auditors for 2003. As to other matters properly presented for stockholder action, if any, the individuals designated as proxies will vote in accordance with their discretion. No other matters are expected to be presented for stockholder action at the Annual Meeting.

         The submission of a signed proxy will not affect the right of a holder of Class A Common Stock to attend, or to vote in person at, the Annual Meeting. You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli, or hand-delivered to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Annual Meeting.

Solicitation

         The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited by the Company's directors, officers and other employees by personal interview, telephone, telegram and other means of communication. Such persons will receive no additional compensation for such services. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to the beneficial owners of shares of the Company's stock held of record by such brokers and other fiduciaries. The Company will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The number of directors that comprise the entire board of directors has been fixed at eleven. All eleven directors will be elected at the Annual Meeting to hold office as directors until the next succeeding annual meeting of stockholders and until their successors are elected and shall have qualified. All Nominees are currently members of the board of directors. All Nominees, if elected, are expected to serve until the next succeeding annual meeting of stockholders.

         The board of directors has been informed that all of the Nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated as proxies will exercise the discretionary authority provided in the enclosed proxy to vote for the election of such substitute nominee selected by the board of directors, unless the board alternatively acts to reduce the size of the board in accordance with the Company's bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

         The names, ages as of April 28, 2003, and existing positions with the Company of the Nominees, if any, are as follows:


                   Name                      Age            Office or Position Held
                   ----                      ---            -----------------------
Samuel Zell.........................          61       Chairman of the Board of Directors

Jeffrey A. Altman..................           36       Director

Thomas E. Dobrowski................           59       Director

Martin L. Edelman..................           61       Director

Gary R. Garrabrant.................           46       Director

Craig M. Hatkoff...................           49       Director

John R. Klopp......................           49       Director, Chief Executive Officer and
                                                       President

Henry N. Nassau....................           48       Director

Sheli Z. Rosenberg.................           61       Director

Steven Roth........................           61       Director

Lynne B. Sagalyn...................           55       Director


         The name, principal occupation for the last five years, selected biographical information and the period of service as a director of the Company of each of the Nominees are set forth below.

         Samuel Zell has been chairman of the board of directors of the Company since July 1997. Mr. Zell is chairman of Equity Group Investments, L.L.C., a privately held real estate and corporate investment firm ("EGI"), American Classic Voyages Co., an owner and operator of cruise lines, Anixter International Inc., a provider of integrated network and cabling systems ("Anixter"), Manufactured Home Communities, Inc. ("MHC"), a REIT specializing in the ownership and management of manufactured home communities, Chart House Enterprises, Inc., an owner and operator of restaurants, and Danielson Holding Corporation, a holding company that offers a variety of insurance products and financial services. He is chairman of the board of trustees of Equity Residential Properties Trust ("ERPT"), a REIT specializing in the ownership and management of multi-family housing, and of Equity Office Properties Trust ("EOPT"), a REIT specializing in the ownership and management of office buildings.

         Jeffrey A. Altman has been a director of the Company since November 1997. Mr. Altman is the sole managing partner of Owl Creek Asset Management, L.P., a manager of distressed securities and value equities hedge funds, which he founded in February 2002. Mr. Altman previously served since November 1996 as a senior vice president of Franklin Mutual Advisers, Inc., formerly Heine Securities Corporation, a registered investment adviser ("FMA"), and a vice president of Franklin Mutual Series Fund Inc., a mutual fund with assets in excess of $20 billion, advised by FMA. From August 1988 to October 1996, Mr. Altman was an analyst with FMA.

         Thomas E. Dobrowski has been a director of the Company since August 1998. Mr. Dobrowski is the Managing Director of Real Estate and Alternative Investments for General Motors Asset Management ("GMAM"), an investment manager for several pension funds of General Motors Corporation ("GM") and its subsidiaries, as well as for several third party clients. Mr. Dobrowski is a trustee of EOPT and a director of MHC.

         Martin L. Edelman has been a director of the Company since February 1997. Mr. Edelman has been of counsel to Paul, Hastings, Janofsky & Walker LLP, and prior thereto Battle Fowler LLP, each a law firm that has provided services to the Company, since 1993. Mr. Edelman was a partner with Battle Fowler LLP from 1972 through 1993. Mr. Edelman served as president of Chartwell Leisure Inc., an owner and operator of hotel properties, from January 1996 until it was sold in March 1998. He has been a director of Cendant Corporation ("Cendant") and a member of that corporation's executive committee since November 1993. Mr. Edelman also serves as a director of Acadia Realty Trust.

         Gary R. Garrabrant has been a director of the Company since January 1997. Mr. Garrabrant was the vice chairman of the Company from February 1997 until July 1997. Mr. Garrabrant has been chief executive officer of Equity International Properties, Ltd. ("EIP"), a privately-held company which invests in real estate companies and properties outside the United States, since September 2002 having previously served as EIP's chief investment officer since July 1998. Mr. Garrabrant is executive vice president of EGI and joined EGI as senior vice president in January 1996. Mr. Garrabrant is a director of EIP, Fondo de Valores Immobiliarios ("FVI"), a Latin American real estate company, and various EIP portfolio companies.

         Craig M. Hatkoff has been a director of the Company since July 1997. From July 1997 to December 2000, Mr. Hatkoff served as a vice chairman of the Company. Mr. Hatkoff is chairman of Turtle Pond Publications LLC, which is active in children's publishing and entertainment, and is a private investor in other entrepreneurial ventures. Mr. Hatkoff was a founder and was a managing partner of Victor Capital Group, L.P. ("Victor Capital") from 1989 until the acquisition of Victor Capital by the Company in July 1997. Mr. Hatkoff was a managing director and co-head of Chemical Realty Corporation, the real estate investment banking arm of Chemical Banking Corporation, from 1982 until 1989. From 1978 to 1982, Mr. Hatkoff was the head of new product development in Chemical Bank's Real Estate Division, where he previously served as a loan officer.

         John R. Klopp has been a director of the Company since January 1997, and the chief executive officer and president of the Company since February 1997, and January 1999, respectively. Mr. Klopp was a founder and was a managing partner of Victor Capital from 1989 until the acquisition of Victor Capital by the Company in

July 1997. Mr. Klopp was a managing director and co-head of Chemical Realty Corporation from 1982 until 1989. From 1978 to 1982, Mr. Klopp held various positions with Chemical Bank's Real Estate Division, where he was responsible for originating, underwriting and monitoring portfolios of construction and permanent loans. He is a director of Metropolis Realty Trust, Inc., a Manhattan office REIT.

         Henry N. Nassau was appointed a director of the Company effective April 29, 2003. Mr. Nassau has been the chief operating officer of Internet Capital Group, Inc., an internet holding company, since December 2002 having previously served managing director, general counsel and secretary since May 1999. Mr. Nassau was a partner in the law firm of Dechert from September 1987 to May 1999 and was chair of the firm's Business Department from January 1998 to May 1999. At Dechert, Mr. Nassau engaged in the practice of corporate law, concentrating on mergers and acquisitions.

         Sheli Z. Rosenberg has been a director of the Company since July 1997. Since January 2000, Ms. Rosenberg has been vice chairman of EGI, for which she had previously served as the chief executive officer and president for more than the past five years. She was a principal of the law firm Rosenberg & Liebentritt P.C. from 1980 until September 1997. Ms. Rosenberg is a director of MHC, CVS Corporation, a drugstore chain, Dynergy, Inc., a supplier of electricity and natural gas, Cendant and Ventas, Inc. She is also a trustee of ERPT and EOPT.

         Steven Roth has been a director of the Company since August 1998. Mr. Roth has been chairman of the board of trustees and chief executive officer of Vornado Realty Trust ("Vornado") since May 1989 and chairman of the executive committee of the board of Vornado since April 1980. Since 1968, he has been a general partner of Interstate Properties, a real estate and investment company, and, more recently, he has been managing general partner. On March 2, 1995, he became chief executive officer of Alexander's, Inc., a real estate company. Mr. Roth is also a director of Alexander's, Inc.

         Lynne B. Sagalyn has been a director of the Company since July 1997. Dr. Sagalyn is a professor and the Earle W. Kazis and Benjamin Schore Director of the M.B.A. Real Estate Program and Paul Milstein Center for Real Estate at the Columbia University Graduate School of Business, and has been a professor and the director of that program since 1992. From 1991 to 1992, she was a visiting professor at Columbia. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at the Massachusetts Institute of Technology. She is also on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a director United Dominion Realty Trust, a self-administered REIT in the apartment communities sector, a director of The Retail Initiative, a board member of J.P. Morgan U.S. Real Estate Income and Growth Fund and has served on the New York City Board of Education Chancellor's Commission on the Capital Plan.

Vote Required; Recommendation

         The election to the board of directors of each of the eleven Nominees will require the affirmative vote of a plurality of the votes cast at the Annual Meeting. The board of directors unanimously recommends that stockholders vote for the election to the board of directors of each of the eleven Nominees.

Board of Directors; Committees

         The board of directors is currently comprised of Messrs. Zell, Altman, Dobrowski, Edelman, Garrabrant, Hatkoff, Klopp, Nassau and Roth, Ms. Rosenberg and Dr. Sagalyn. Susan W. Lewis and Michael D. Watson, designees of affiliates of Citigroup Alternative Investments LLC ("Citigroup"), resigned as directors effective April 29, 2003, which decision followed the previously announced modification of the Company's strategic relationship with Citigroup. In accordance with the Company's bylaws, the board of directors reduced the number of directors that comprise the entire board of directors from twelve to eleven.

         The board of directors has four standing committees: an executive committee, an audit committee, a compensation committee and a performance compensation committee. The board of directors does not have a standing nominating committee.

         Executive Committee: The executive committee is currently comprised of Messrs. Garrabrant, Hatkoff and Klopp and Ms. Rosenberg, with Mr. Hatkoff serving as the committee's chairman. The executive committee is authorized to exercise all the powers and authority of the board of directors in the management of the business and affairs of the Company except those powers reserved, by law or resolution, to the board of directors.

         Audit Committee: The audit committee is currently comprised of Messrs. Dobrowski and Nassau and Dr. Sagalyn with Dr. Sagalyn serving as the committee's chairperson. Mr. Watson served as an audit committee member prior to his resignation as director. All current and proposed audit committee members are independent, as independence is defined in Section 303.02 of the New York Stock Exchange listing standards. The audit committee makes recommendations to the board of directors regarding the selection of the Company's independent auditors, reviews the plan, scope and results of the audit, and reviews, with the independent auditors and management, the Company's policies and procedures with respect to internal accounting and financial controls, changes in accounting policy and the scope of the non-audit services which may be performed by the independent auditors. The board of directors has adopted a written charter under which audit committee operates.

         Compensation Committee: The compensation committee is currently comprised of Messrs. Altman, Edelman and Klopp, Ms. Rosenberg and Dr. Sagalyn, with Ms. Rosenberg serving as the committee's chairperson. The compensation committee establishes the compensation and benefit arrangements for the non-executive level officers and the key employees of the Company and the general policies relating to compensation and benefit arrangements of other employees of the Company, except to the extent that power is vested in the performance compensation committee. The compensation committee also administers the stock plans and compensation programs of the Company.

         Performance Compensation Committee: The performance compensation committee is currently comprised of Mr. Altman, Ms. Rosenberg, and Dr. Sagalyn, with Ms. Rosenberg serving as the committee's chairperson. The performance compensation committee establishes awards under and administers the Company's stock plans and compensation programs insofar as they relate to executive officers of the Company.

         During 2002, the board of directors held five meetings. The executive committee held no meetings in 2002. The audit committee held four meetings in 2002. The compensation committee and the performance compensation committee did not hold any formal committee meetings in 2002, but rather acted by unanimous written consent in performing their functions. During 2002, each director attended at least 75 percent of the number of meetings of the board of directors (while he or she was a member) and 100 percent of the total number of meetings of committees on which he or she served.

Compensation of Directors

         The Company pays two of its non-employee directors an annual cash retainer of $30,000, which is paid monthly. Seven non-employee directors are not paid any cash fees for their services as such, but rather are compensated with an annual award of stock units under the Company's non-employee director stock plan with a value equal to $30,000. The remaining non-employee director is not compensated for his service as a director. The number of stock units awarded to each director, which are convertible into an equal number of shares of Class A Common Stock according to individual schedules set by each director, is determined quarterly in arrears by dividing one-quarter of the annual retainer amount ($7,500) by the average closing price of the Class A Common Stock for the quarter. The stock units vest when issued. There is no separate compensation for service on committees of the board of directors. All directors are also reimbursed for travel expenses incurred in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

         The compensation committee of the board of directors was comprised during 2002 of Messrs. Altman, Edelman and Klopp, Ms. Rosenberg and Dr. Sagalyn. Other than Mr. Klopp, none of the committee's members was an officer or employee of the Company during 2002. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

         For a description of certain relationships and transactions with members of the board of directors or their affiliates, see "-Certain Relationships and Related Transactions" beginning on page 19.

Executive and Senior Officers

         The following sets forth the positions with the Company, ages as of April 28, 2003 and selected biographical information for the executive and senior officers of the Company who are not directors.

         Jeremy FitzGerald, age 39, has been a managing director of the Company since July 1997. Prior to that time, Ms. FitzGerald served as a principal of Victor Capital and had been employed in various positions at such firm since May 1990. She was previously employed in various positions at PaineWebber Incorporated.

         Peter S. Ginsberg, age 40, has been a managing director of the Company since February 2003. Prior to that time, Mr. Ginsberg was employed in various positions at the Company since November 1997. He was previously employed as a senior associate at a New York City law firm focusing on real estate finance and investments.

         Brian H. Oswald, age 42, has been the chief financial officer of the Company since February 2003. Mr. Oswald joined the Company in October 1997 as the director - finance and accounting and chief accounting officer. Prior to joining the Company, Mr. Oswald was employed for 10 years at KPMG Peat Marwick where he held various positions including senior manager in the financial institutions group. After leaving KPMG, he was employed as the president of a savings and loan association, director of financial reporting and subsidiary accounting for a $1.5 billion bank and corporate controller for an international computer software company. Mr. Oswald is a Certified Public Accountant and Certified Management Accountant.

         Stephen D. Plavin, age 43, has been the chief operating officer of the Company since August 1998. Prior to that time, Mr. Plavin was employed for fourteen years with the Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. (collectively "Chase"). Mr. Plavin held various positions within the real estate finance unit of Chase including the management of: loan origination and execution, loan syndications, portfolio management, banking services and REO (real estate owned) sales. Since 1995, he served as a managing director responsible for real estate client management for Chase's major real estate relationships. In 1997 he became co-head of Global Real Estate for Chase. Mr. Plavin serves as a director of Omega Healthcare Investors, Inc., a skilled nursing real estate investment trust.

Report of the Audit Committee of the Board of Directors*

         The board of directors' audit committee carries out oversight functions with respect to the preparation, review and audit of the Company's financial statements and operates under a written charter adopted by the board of directors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards. The development, maintenance and evaluation of internal controls and procedures and the financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation of financial statements in accordance with generally accepted accounting principles are the responsibility of the Company's management. The Company's independent auditors perform an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issue a report thereon. The audit committee's responsibility is to monitor and oversee the foregoing functions. A brief description of the audit committee's responsibilities is set forth under the caption "-- Board of Directors; Committees."

         The audit committee has met and held discussions with management and the independent auditors with respect to the Company's consolidated financial statements for fiscal year 2002 and related matters. Management advised the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and the Company's independent auditors, Ernst & Young LLP. The independent auditors presented to and reviewed with the audit committee the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and in connection therewith the committee discussed with the independent auditors their views as to their independence. In undertaking its oversight function, the audit committee relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

         Based on the audit committee's considerations, discussions with management and the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company's Annual Report on the Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission (the "Commission").

Audit Committee

Lynne B. Sagalyn
Thomas E. Dobrowski
Michael D. Watson

--------
* The material in this report is not "solicitation material," is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Executive Compensation

         The following table sets forth for the years indicated the annual compensation of the chief executive officer and the other executive officers of the Company who earned annual salary and bonus in excess of $100,000 (collectively, the "Named Executive Officers").


                                                                  Summary Compensation Table

                                    ------------------------------------------------------------------------------------

                                         Annual Compensation (1)            Long Term Compensation

-------------------------------------------------------------------------------------------------------------------------
                                                                       Restricted          Securities         Other
Name and Principal                                                       Stock            Underlying      Compensation
------------------                                                                                        -------------
Position                      Year    Salary($)        Bonus($)          Award($)          Options (#)        ($)(6)
---------------------------   ----    ---------        --------          --------          -----------        ------

John R. Klopp
     Chief Executive          2002      600,000       1,100,000            --                83,334            6,000
     Officer and              2001      600,000       1,400,000          400,000(3)          33,334           20,200
     President                2000      600,000       1,750,000(2)         --                33,334           19,500

Stephen D. Plavin
     Chief Operating          2002      371,671         600,000          312,500(4)            --              6,000
     Officer                  2001      380,728       1,000,000          625,000(4)          50,000           20,200
                              2000      350,016         750,000          625,000(4)            --             19,500
Edward L. Shugrue III
     Chief Financial          2002      345,833         600,000          400,000(5)            --              6,000
     Officer and              2001      300,000         750,000          350,000(5)          25,000           20,200
     Treasurer (7)            2000      300,000         850,000          250,000(5)          25,000           19,500


------------------------

(1) The annual compensation presented for 2002 represents the annual base salary paid during the fiscal year ended December 31, 2002 and the annual bonus compensation that was paid in February 2003 and accrued as an expense by the Company for the fiscal year ended December 31, 2002. As permitted by rules established by the SEC, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed, in the aggregate, the lesser of 10% of bonus plus salary or $50,000.

(2) Includes a special, one time bonus of $750,000 paid in March 2000 upon the formation of the Company's strategic venture with Citigroup and the related closing of the venture's first fund, CT Mezzanine Partners I, LLC.

(3) Represents the value of 29,630 shares of Class A Common Stock awarded to Mr. Klopp in February 2001 (based on the $13.50 per share NYSE closing price on the date of the grant). The value of such restricted stock award to Mr. Klopp at December 31, 2002 was $471,117 (based on the $15.90 per share New York Stock Exchange ("NYSE") closing price on such date).

(4) Represents the value of 16,667, 33,334 and 33,334 shares of Class A Common Stock granted to Mr. Plavin on August 31, 1998 and issued during 2002, 2001 and 2000, respectively (based on the $18.75 per share NYSE closing price on the date of the grant). The value of all such restricted stock awards to Mr. Plavin at December 31, 2002 was $1,325,026 (based on the $15.90 per share NYSE closing price on such date).

(5) Represents the value of the 25,157, 25,926 and 20,202 shares of restricted Class A Common Stock awarded to Mr. Shugrue in February 2002, 2001 and 2000, respectively (based on the $15.90, $13.50 and $12.38 per share NYSE closing price on the date of each grant, respectively). The value of all such restricted stock awards to Mr. Shugrue at December 31, 2002 was $1,133,431 (based on the $15.90 per share NYSE closing price on such date). Mr. Shugrue forfeited 12,707 shares of unvested restricted Class A Common Stock upon his resignation in January 2003.

(6) Represents contributions made by the Company to the Capital Trust, Inc. 401(k) Profit Sharing Plan.

(7) Mr. Shugrue resigned on January 31, 2003.

Employment Agreement

         The Company is a party to an employment agreement with John R. Klopp. The employment agreement provided for an initial five-year term of employment that ended July 15, 2002. The agreement was successively automatically extended for two additional one year renewal terms, the latest of which ends on July 15, 2004. The agreement's extension options extend the agreement for additional one year terms automatically unless terminated by either party by April 17 of each year preceding the commencement of the next successive additional one year term. Mr. Klopp currently receives an annual base salary of $600,000, subject to calendar year cost of living increases at the discretion of the board of directors. Mr. Klopp is also entitled to annual incentive cash bonuses to be determined by the board of directors based on individual performance and the profitability of the Company. Mr. Klopp is also a participant in the incentive stock and other employee benefit plans of the Company.

         If the employment of Mr. Klopp is terminated without cause, with good reason or following a change of control, as those terms are defined in the employment agreement, he would be entitled to (i) a severance payment equal to the greater of the amount payable to him over the remainder of the term of the employment agreement or an amount equal to the aggregate base salary and cash incentive bonus paid to him during the previous year; (ii) continued welfare benefits for two years; and (iii) automatic vesting of all unvested stock options such that all of his stock options would become immediately exercisable. Each vested option will remain exercisable for a period of one year following his termination. The employment agreement provides for a non-competition period of one year if Mr. Klopp terminates his employment voluntarily or is terminated for cause.

Stock Options and Long Term Incentive Plan

         The following table sets forth stock options issued in 2002 to a Named Executive Officer. The table also sets forth the hypothetical gains that would exist for the stock options at the end of their ten-year terms, assuming compound rates of appreciation of 5% and 10% from the $15.90 trading market price on the February 1, 2002 date of grant. The actual future value of the options will depend on the market value of the Company's Class A Common Stock.


                                Option/SAR Grants in Last Fiscal Year

Individual Grants                                                                             Potential Realizable Value at
                                                                                              Assumed Annual Rates of Stock
                                                                                              Price Appreciation for Option
                                                                                                        Term (1)
-----------------------------------------------------------------------------------------------------------------------------
          (a)                   (b)               (c)             (d)            (e)              (f)               (g)


                             Number of         % of Total
                             Securities       Option/SARs
                             Underlying        Granted to
                              Options/        Employees in    Exercise or
                                SARs             Fiscal        Base Price     Expiration
          Name              Granted (2)           Year           ($/sh)          Date            5% ($)           10% ($)
          ----              -----------           ----           ------          ----            ------           -------
John R. Klopp                  83,334            85.6%           15.90          2/1/12          833,292          2,111,726


-----------------------

(1) The amounts of potential realizable value, which are based on assumed appreciation rates of 5% and 10% prescribed by the Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's share price. The amounts of potential value with respect to the options do not account for expiration of the options upon termination of employment or the phased-in exercise schedule. Future compensation resulting from the options is based solely on the actual performance of the Company's share price in the trading market.

(2) Represents shares underlying stock options; none of the executive officers were granted SARs. One-third of the options become exercisable in equal increments on the first, second and third anniversaries of the date of grant.

         The following table shows the 2002 year-end value of the stock options held by the Named Executive Officers. None of the Named Executive Officers exercised stock options during 2002.



                                                       Year End 2002 Option/SAR Values

                                   Number of Securities
                                  Underlying Unexercised              Value of Unexercised In-the-Money
                                 Options/SARs at Year End               Options/SARs at Year End (1)
                            --------------------------------------  ----------------------------------------

            Name                Exercisable       Unexercisable         Exercisable          Unexercisable
            ----                -----------       -------------         -----------          -------------

John R. Klopp                     91,667           116,669                 $26,666            $53,335

Stephen D. Plavin                 38,889            11,112                   5,000             10,001

Edward L. Shugrue III             93,333            25,001                  78,747             69,378


----------------------------------

(1) Amounts shown reflect the excess of the market value of the underlying Class A Common Stock at year end based upon the $15.90 per share closing price reported on the NYSE on December 31, 2002 over the exercise prices for the stock options. The actual value, if any, an executive may realize is dependent upon the amount by which the market price of Class A Common Stock exceeds the exercise price when the stock options are exercised.


         The following table provides information with respect to a long term incentive plan award made to two Named Executive Officers in 2002.

                                      Long Term Incentive Plans - Awards in Last Fiscal Year


                                 Number of
                               Shares, Units         Performance or
                                 or Other          Other Period Until                 Estimated Future Payouts under
           Name                   Rights          Maturation of Payment                Non-Stock Price-Based Plans
---------------------------------------------------------------------------------------------------------------------------
                                                                           Threshold($)           Target($)       Maximum($)

Stephen D. Plavin                 4.7%(2)                 --(3)                  --(4)          476,694(4)          --(4)
Edward L. Shugrue III(1)          4.7%(2)                -- (3)                  --(4)          476,694(4)          --(4)


-----------------

     (1) Mr. Shugrue forfeited 50% of his grant upon his resignation in January 2003.

     (2) Represents rights to receive cash payments pursuant to cash incentive bonus agreements based on the incentive distributions received by the Company from its incentive interest in CT Mezzanine Partners II LP ("Fund II"), the Company's second real estate mezzanine fund. Under the discretionary incentive bonus program, the Company may allocate 50% of the incentive distributions received by it to key employees. The right to cash bonus payments allocated to the bonus recipients vest in equal increments of 50% of the percentage of the Company's incentive distributions granted on each of the first and second anniversaries of the February 1, 2002 date of grant. Messrs. Plavin and Shugrue were each granted a right to receive cash payments equal to the incentive distributions received from 4.7% of the Company's incentive interest in Fund II.

     (3) There is no specific period upon which the cash payments in respect of the incentive cash bonus agreements are paid. Fund II's investment period expired April 9, 2003 and cash payments will only be received by the recipients as the investments in Fund II mature or pay off and the fund is liquidated. It is currently expected that the fund's investments will mature and pay off and the fund will liquidate in 2007.

     (4) The incentive cash bonus agreements do not provide for minimum or maximum cash payments. The amount of cash payments, if any, will depend on the whether Fund II returns 100% of the capital invested and provides the specified minimum 10% rate of return on invested capital to the private equity investors in the fund. The target amounts shown in the table assumes the performance of all investments in Fund II and that they mature or pay off and the fund liquidates on December 31, 2007 and that the fund provides a compounded annual return of 16% for private equity investors. There can be no assurance that the fund will perform in accordance with the foregoing and produce returns that will generate incentive distributions.

Equity Compensation Plan Information

         The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of January 1, 2003:

                                                                                                   Number of securities
                                      Number of securities to                                remaining available for future
                                          be issued upon             Weighted-average             issuance under equity
                                      xercise of outstanding        exercise price of,             compensation plans
                                      options, warrants and        outstanding options           (excluding securities
                                             rights                warrants and rights,         reflected in column (a))
       Plan category                           (a)                         (b)                            (c)
------------------------------------ -------------------------   -------------------------  ------------------------------
Equity compensation plans approved
   by security holders                       742,252                      $19.88                     294,298(1)
Equity compensation plans not
   approved by security holders(2)              --                          --                           --
                                           ------------                ------------                 ------------
Total                                        742,252                      $19.88                     294,298(1)


-------------------

(1) The number of securities remaining for future issuance in 2003 consists of 294,298 shares issuable under the Company's Amended and Restated 1997 Incentive Stock Plan and the Company's Amended and Restated 1997 Non-Employee Director Stock Plan, both of which were approved by the Company's stockholders. Awards under the plan may include restricted stock, unrestricted stock, stock options, stock units, stock appreciation rights, performance shares or other equity-based awards, as the board of directors may determine.
(2) The Company has no equity compensation plans not approved by security holders.

Section 16(a) Beneficial Ownership Compliance

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and the NYSE. Officers, directors and greater than ten percent stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of Forms 3, 4 and 5 and amendments thereto available to the Company and written representations from certain of the directors, officers and 10% stockholders that no form is required to be filed, the Company believes that no director, officer or beneficial owner of more than 10% of its Class A Common Stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to 2002, except that Form 4s required to be filed in September, 2002 and December, 2002 by Lynne B. Sagalyn, Martin L. Edelman, Samuel Zell, Sheli Z. Rosenberg, Gary R. Garrabrant and Craig M. Hatkoff as a result of receipt of Class A Common Stock Units were filed late in February 2003 and except that a Form 4 required to be filed in May 2002 by Crocker-CT General Partnership as a result of the sale of Class A Common Stock was filed late in August 2002.

Report on Executive Compensation*

Introduction

         The Company's compensation committees administer its compensation programs. The compensation committee establishes and administers the compensation and benefit arrangements for officers and key employees (except to the extent vested in the performance compensation committee). The performance compensation committee (which is comprised of the independent members of the compensation committee) establishes and administers the compensation programs as they relate to executive officers of the Company. The performance compensation committee may receive recommendations from the compensation committee, but it is empowered to accept or reject, or increase or decrease, any award or component of compensation recommended by the compensation committee.

Compensation for 2002

         The Company's 2002 executive compensation program consisted of three elements: an annual base salary, annual bonus compensation and long-term incentive compensation.

         Mr. Klopp received a $600,000 annual salary which was previously approved by the board of directors and the other executive officers also received their previously established or negotiated salaries. The performance compensation committee's goal is to provide competitive executive compensation packages as means of retaining its executive officers. To that end, the committee strives to compensate executive officers with salaries that are commensurate with prevailing compensation practices in the financial services industry. Salaries vary according to the levels of responsibility undertaken by the executive officers.

         The performance compensation committee's goals with annual bonus and long-term incentive compensation are to focus executive behavior on the fulfillment of long-term and annual business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's stockholders.

         For 2002, the board of directors established the following goals for the Company:

         o originating new investments for funds under management consistent with their investment strategy;

         o rationalizing and simplifying the capital structure of the Company; and

         o     exploring strategic alternatives to maximize stockholder value.

         The performance compensation committee considered executive officer performance in achieving the Company's goals. The Company originated approximately $549 million of new investments for its funds under management in 2002. During the year, the Company redeemed the entire non-convertible portion of its outstanding convertible trust preferred securities, significantly reducing the Company's cost of capital, and repurchased 2,338,070 shares of its class A common stock on an accretive basis. In

-------------------

* The material in this report is not "solicitation material," is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

addition, management negotiated a modification of the Company's strategic relationship with affiliates of Citgroup Inc. that included the acquisition of warrants to purchase 8,528,467 of the Company's class A common stock, thereby eliminating the potential dilution from those derivative securities. Lastly, management completed a comprehensive analysis of strategic alternatives to maximize stockholder value which resulted in the adoption of a plan by the board of directors for the Company to elect REIT status commencing January 1, 2003. In recognition of his leadership in achieving these goals, the performance compensation committee awarded Mr. Klopp a $1,100,000 cash bonus. The performance compensation committee awarded cash bonuses to other executive officers again based on each executive officer's contribution to achieving the Company's goals for 2002. In connection with its evaluation, the committee considered the executive officer's level of job responsibility and relative influence on the Company's ability to manage successfully and accomplish the goals. The performance compensation committee is currently reviewing long term goals and related incentive compensation and may award incentive compensation in 2002.

         Section 162(m) of the Code limits the deductibility in the Company's tax return of compensation over $1 million to any of the executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The performance compensation committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. During 2002, the Company paid its executive officers approximately $1,434,874 aggregate cash compensation that was non-deductible pursuant to Section 162(m). In awarding the cash bonuses that produced the non-deductible compensation expense, the performance compensation committee determined that the advantages to the Company of awarding compensation at that level as a reward for the previously discussed leadership of Mr. Klopp and the contributions of the other executive officers outweighed the loss of the tax deduction. The performance compensation committee will continue to consider on a case-by-case basis whether particular compensation awards and programs that do not satisfy the conditions of Section 162(m) outweigh the costs to the Company of the loss of the related tax deduction.

Performance Compensation Committee

Jeffrey A. Altman
Sheli Z. Rosenberg
Lynne B. Sagalyn

Performance Graph*

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on shares of Class A Common Stock against (i) the cumulative total return of companies listed on the New York Stock Exchange and (ii) the cumulative total return of a peer group newly selected by the Company (iStar Financial Inc., Blackrock, Inc., Allied Capital Corp., LNR Property Corp. and Federated Investors, Inc.) (the "Peer Group"). The five-year period compared commences December 31, 1997 and ends December 31, 2002. This graph assumes that $100 was invested on January 1, 1998 in the Company and each of the market index and the peer group index (at the December 31, 1997 closing prices), and that all cash distributions were reinvested. The Class A Common Stock price performance shown on the graph is not indicative of future price performance.


                              COMPARISON OF CUMULATIVE RETURNS
                           CAPITAL TRUST, NEW YORK STOCK EXCHANGE,
                                    AND PEER GROUP INDEX


         [Performance Graph depicting stock price performance omitted]


                    1997       1998      1999      2000      2001      2002
--------------------------------------------------------------------------------
Capital Trust       100.00     53.33     44.44     43.89     51.20     47.11
--------------------------------------------------------------------------------
NYSE MARKET INDEX   100.00    118.99    133.40    133.40    121.52     99.27
--------------------------------------------------------------------------------
PEER GROUP INDEX    100.00     85.88     93.01    171.59    196.30    176.44
--------------------------------------------------------------------------------


---------------------

         * The price performance comparison information in the table is not "solicitation material," is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth as of April 28, 2003 certain information with respect to the beneficial ownership of Class A Common Stock (after adjustment for the one (1) for three (3) reverse stock split) by (i) each person known to the Company to be the beneficial owner of more than 5% of either the outstanding Class A Common Stock, (ii) each director and Named Executive Officer currently employed by the Company and (iii) all directors and executive officers of the Company as a group. Such information (other than with respect to directors and executive officers of the Company) is based on a review of statements filed with the Commission pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to the Class A Common Stock.


                                                                                             Amount and Nature
                                                                                          of Beneficial Ownership
                                                                                     -------------------------------------
                                                                                                                Percent
       Five Percent Shareholders                                                                               of Class
     Directors and Executive Officers                                                 Number(1)                   (1)
     --------------------------------                                                 ---------                -----------

Veqtor Finance Company, L.L.C. (2)                                                      897,429                   16.5%

EOP Operating Limited Partnership (3)                                                 1,424,474  (4)              20.8

Vornado Realty, L.P. (5)                                                              1,424,474  (4)              20.8

JPMorgan Chase Bank, as trustee for
General Motors Employe Global Group Pension Trust (6)                                    99,713  (7)               1.8

JPMorgan Chase Bank, as trustee for
GMAM Group Pension Trust II (6)                                                       1,324,761  (8)              19.6

Stichting Pensioenfonds ABP (9)                                                         590,066                   10.9

Advisory Research, Inc. (10)                                                            262,286                    4.8

Bedford Oak Advisors, LLC (11)                                                          302,100                    5.6

Jeffrey A. Altman                                                                            --                     --

Thomas E. Dobrowski                                                                          --  (12)               --

Martin L. Edelman                                                                        35,793  (13)                *

Gary R. Garrabrant                                                                      162,267  (13)(14)          3.0

Craig M. Hatkoff                                                                        667,797  (15)(16)         12.2

John R. Klopp                                                                           774,674  (15)(16)         13.9

Henry N. Nassau                                                                              --                     --

Brian H. Oswald                                                                          45,853  (17)                *

Stephen D. Plavin                                                                       144,445  (17)              2.6

Sheli Z. Rosenberg                                                                      150,600  (13)(18)          2.8

Steven Roth                                                                                  --  (19)               --

Lynne B. Sagalyn                                                                         19,127  (13)                *

Samuel Zell                                                                              75,793  (13)(20)          1.4

All executive officers and directors as a group (13 persons)                          2,076,349                   35.6%


----------------------

* Represents less than 1%.

(1) The number of shares are those beneficially owned, as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

(2) Zell General Partnership, Inc. ("Zell GP"), is the sole managing member of Veqtor Finance Company, L.L.C ("Veqtor"). The sole shareholder of Zell GP is The Sam Investment Trust, a trust established for the benefit of the family of Sam Zell. Chai Trust Company L.L.C. serves as trustee of The Sam Investment Trust. Veqtor is located at c/o Equity Group Investments, L.L.C., Two North Riverside Plaza, Chicago, Illinois 60606.

(3) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Exchange Act by EOP Operating Limited Partnership ("EOP"). The address of EOP is Two North Riverside Plaza, Chicago, Illinois 60606.

(4) Represents shares which may be obtained upon conversion of $29,914,000 in convertible amount of Variable Step Up Convertible Trust Preferred Securities issued by the Company's consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I.

(5) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Exchange Act by Vornado Realty, L.P. ("VNO"). The address of VNO is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.

(6) Each trust is a pension trust formed pursuant to the laws of the State of New York for the benefit of certain employee benefit plans of General Motors Corporation ("GM"), its subsidiaries and unrelated employers. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly-owned subsidiary of GM. GMIMCo is registered as an investment adviser under the Investment Advisers Act of 1940. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM, its subsidiaries and unrelated employers, and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as investment manager with respect to these shares and in that capacity it has the sole power to direct the trustee as to the voting and disposition of these shares. Because of the trustee's limited role, beneficial ownership of the shares by the trustee is disclaimed.

(7) Represents shares which may be obtained upon conversion of $2,093,980 in convertible amount of Variable Step Up Convertible Trust Preferred Securities issued by the Company's consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I.

(8) Represents shares which may be obtained upon conversion of $27,820,020 in convertible amount of Variable Step Up Convertible Trust Preferred Securities issued by the Company's consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I.

(9) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Exchange Act by Stichting Pensioenfonds ABP. The address of Stichting Pensioenfonds ABP is c/o ABP Investments US, Inc., 666 Third Avenue 2nd floor, New York, NY 10017-3904.

(10) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Exchange Act by Advisory Research Incorporated. The address of Advisory Research Incorporated is 180 North Stetson Avenue, Suite 5780, Chicago, Illinois 60601.

(11) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Securities Exchange Act by Bedford Oak Advisors, LLC. The address of Bedford Oak Advisors, LLC is 100 South Bedford Road, Mt. Kisco, NY 10549.

(12) Does not include the shares that may be deemed beneficially owned by GMIMCo, as to which Mr. Dobrowski disclaims beneficial ownership.

(13) In each case (that of Mr. Zell, Mr. Edelman, Mr. Garrabrant, Ms. Rosenberg and Dr. Sagalyn), includes 10,793 shares obtainable upon conversion of vested stock units. In the case of Mr. Zell, Mr. Edelman, Mr. Garrabrant and Dr. Sagalyn, includes 40,000, 25,000, 11,667 and 8,334 shares issuable upon the exercise of vested stock options.

(14) Includes the 139,807 shares owned by GRG Investment Partnership LP, a family partnership for which Mr. Garrabrant serves as the general partner.

(15) Includes, in the case of Mr. Hatkoff, the 610,044 shares owned by CMH Investment Partnership LP, a family partnership for which Mr. Hatkoff serves as a general partner. Includes, in the case of Mr. Klopp, 600,044 shares owned by JRK Investment Partnership LP, a family partnership for which Mr. Klopp serves as general partner.

(16) Includes 141,668 and 47,223 shares issuable upon the exercise of vested stock options held by each of Messrs. Klopp and Hatkoff. Includes 9,876 shares for Mr. Klopp that are the subject of restricted stock awards for which he retains voting rights. Includes for Mr. Hatkoff 4,530 shares that may be obtained upon conversion of vested stock units.

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(17)   Includes 32,224 and 44,445 shares issuable upon the exercise of vested stock options held by Mr. Oswald and Mr. Plavin. Includes 1,234 shares for Mr. Oswald that are the subject of restricted stock awards for which he retains voting rights.

(18) Includes 139,807 shares owned by Rosenberg-CT General Partnership, for which Ms. Rosenberg serves as a general partner.

(19) Does not include the shares that may be deemed beneficially owned by VNO, as to which Mr. Roth disclaims beneficial ownership.

(20) Does not include the shares that may be deemed beneficially owned by EOP, as to which Mr. Zell disclaims beneficial ownership.


Certain Relationships and Related Transactions

   Reimbursement Arrangement

         Pursuant to an expense reimbursement arrangement with EGI, the Company has agreed to reimburse EGI the costs for certain general administrative services to the Company, including, among others, certain legal, tax, shareholder relations and insurance acquisition services, which are provided by employees of EGI. The Company had charged to operations $57,055 during the 2002 fiscal year.

   Relationships with Martin L. Edelman

         Martin L. Edelman, a director of the Company, is of counsel to Paul, Hastings, Janofsky & Walker LLP, a law firm that provides the Company with ongoing legal representation with respect to various matters. The Company was also a party to a consulting agreement with Mr. Edelman pursuant to which Mr. Edelman provided consulting services to the Company including client development and advisory services in connection with lending and investment banking activities and asset and business acquisition transactions. The consulting agreement, which provided for a consulting fee of $8,000 per month and participation in the Company's incentive stock plan, terminated on December 31, 2002.

   Venture Agreement with Affiliates of Citigroup Alternative Investments LLC

         Since March 8, 2000, the Company has been a party to a venture agreement with affiliates of Citigroup Alternative Investments LLC ("Citigroup"), pursuant to which, among other things, affiliates of the Company and CIG agreed to co-sponsor, commit to invest capital in and manage high yield commercial real estate mezzanine investment funds. Pursuant to this agreement, in 2000 and 2001, the parties co-sponsored, organized and capitalized CT Mezzanine Partners I LLC ("Fund I") and CT Mezzanine Partners II LP ("Fund II"), which were managed by the Company's wholly owned subsidiary, CT Investment Management Co., LLC ("CTIMCO"), and the Company issued to affiliates of Citigroup stock purchase warrants to purchase 8,528,467 shares of Class A common stock. Pursuant to the venture agreement, the Company's former directors, Susan
W. Lewis and Michael D. Watson, were appointed directors of the Company.

         During 2002, CTIMCO earned base management fees of $529,574 and $8,088,875, from Fund I and Fund II, respectively. The Company and Citigroup did not make additional capital contributions to Fund I during 2002 and as of December 31, 2002, they owned interests in the fund representing $6,608,025 and $19,824,075, respectively, of the $26,432,100 total capital contributed to the fund. Pursuant to their respective capital commitments, during 2002, the Company and Citigroup made capital contributions to Fund II of $5,628,424 and $22,513,695, respectively, representing approximately 5.9% and 23.5% of all capital contributions made to the fund during the year, respectively. As of December 31, 2002, the Company and Citigroup owned interests in Fund II representing $13,417,194 and $53,668,773, respectively, of the $228,092,281 total capital contributed to the fund.

         In January 2003, the Company purchased Citigroup's interest in Fund I for a purchase price of approximately $38.4 million (including the assumption of liabilities). The Company also purchased all the stock purchase warrants held by Citigroup for a purchase price of approximately $2.1 million. Finally, the Company and Citigroup have agreed to amend the terms of the venture agreement. Under the amended agreement, the Company will earn 100% of the base management fees derived from all funds under management and will own 62 1/2% of the incentive management interests in future mezzanine funds co-sponsored with Citigroup pursuant to the venture agreement.

    Consulting Agreement with Craig M. Hatkoff

         The Company was a party to a consulting agreement with Craig M. Hatkoff, a director of the Company, which expired on December 31, 2002. Pursuant to this agreement, Mr. Hatkoff agreed to provide requested consulting services and serve on the management committees of Fund I and Fund II. During 2002, Mr. Hatkoff was paid $180,000 in consulting fees. The Company intends to enter into a new consulting agreement with Mr. Hatkoff on terms to be negotiated.

         The Company believes that the terms of the foregoing transactions are no less favorable than could be obtained by the Company from unrelated parties on an arm's-length basis.

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               PROPOSAL 2 -- RATIFICATION OF INDEPENDENT AUDITORS

Description of Proposal

         The board of directors of the Company has appointed Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003, and has further directed that the appointment of such accountants be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

         Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent auditors is not required by the Company's charter or otherwise. However, the board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, the board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board of directors determines that such a change would be in the best interests of the Company and its stockholders.

Fees billed to Company by Ernst & Young LLP for Fiscal 2002

         Audit Fees:

         Audit fees billed to the Company by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 included in the Company's annual report on Form 10-K and the review of interim financial statements included in the Company's quarterly reports on Form 10-Q totaled $174,380.

         Financial Information Systems Design and Implementation Fees:

         The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

         All Other Fees:

         Fees billed to the Company by Ernst & Young LLP for all other non-audit services rendered to the Company for the fiscal year ended December 31, 2002, including tax related services, totaled $301,457.

         The audit committee of the board of directors was advised of the services provided by Ernst & Young LLP that are unrelated to the audit of the annual fiscal year end financial statements and the review of interim financial statements and has considered whether the provision of such services is compatible with maintaining Ernst & Young LLP's independence as the Company's independent auditor.

Vote Required; Recommendation

         The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. The board of directors unanimously recommends that stockholders vote for the ratification of Ernst & Young LLP as the Company's independent auditors.

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                                  ANNUAL REPORT

         The Company's annual report to stockholders is being concurrently distributed to stockholders herewith.

                                  OTHER MATTERS

         The management of the Company does not know of any other matters to come before the Annual Meeting. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

                              STOCKHOLDER PROPOSALS

         Any Company stockholder who wishes to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement and proxy card for the Company's 2004 annual meeting of stockholders must submit the proposal to the Company's Secretary no later than January 1, 2004. Any stockholder who wishes to present a stockholder proposal at the 2004 annual meeting of stockholders must submit the proposal to the Company's Secretary in compliance with the Company's advance notice by-law provisions no earlier than March 7, 2004 and no later than April 6, 2004. Such submissions should be delivered to the Company's principal executive offices at 410 Park Avenue, 14th Floor, New York, New York 10022, Attention: Secretary.

                               CAPITAL TRUST, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CAPITAL TRUST, INC. FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 5, 2003.

         The undersigned, as a holder of class A common stock, par value $.01 per share ("Class A Common Stock"), of Capital Trust, Inc., a Maryland corporation (the "Company"), hereby appoints John R. Klopp and Brian H. Oswald, and each of them, with full power of substitution, as proxies to vote all shares of Class A Common Stock which the undersigned is entitled to vote through the execution of a proxy with respect to the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on Thursday, June 5, 2003 at 10:00 a.m., local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS VOTES "FOR" EACH OF THE
FOLLOWING

1. Election of directors.

         FOR            WITHHELD Nominees:         Samuel Zell
         / /                / /                    Jeffrey A. Altman
                                                   Thomas E. Dobrowski
                                                   Martin L. Edelman
                                                   Gary R. Garrabrant
                                                   Craig M. Hatkoff
                                                   John R. Klopp
                                                   Henry N. Nassau
                                                   Sheli Z. Rosenberg
                                                   Steven Roth
                                                   Lynne B. Sagalyn

For, except vote withheld for the following nominee(s):

----------------------

2. On the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2003.

(check one box)         / / For         / /  Against        / /  Abstain

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof, or upon matters incident to the conduct of the Annual Meeting.

You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke it, by giving the Company a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli, or hand-delivered to Capital Trust, Inc. c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Annual Meeting.

(Continued and to be signed on the reverse side)

Returned proxy cards will be voted (1) as specified on the matters listed above;
(2) in accordance with the Board of Directors' recommendations where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. Please mark your choice like this: x

The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the election of the named nominees and approval of the other proposal set forth above.

The undersigned hereby acknowledges receipt of the notice of the Annual Meeting and the proxy statement furnished therewith.

Print and sign your name below exactly as it appears hereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      Date:                              , 2003
                                           ------------------------------


                                      -----------------------------------------
                                      Signature (title, if any)


                                      -----------------------------------------
                                      Signature, if held jointly









PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY IN THE MANNER DESCRIBED ABOVE AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS DESCRIBED HEREIN.